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                                                                Exhibit (a)(9)

[THE FOLLOWING IS THE TEXT OF A NOTICE THAT THE REGISTRANT INTENDS TO SEND ON NOVEMBER 26, 2002 BY ELECTRONIC MAIL TO ALL OPTION HOLDERS WHO SURRENDERED ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE OFFER TO EXCHANGE.]

We have accepted your "Statement of Stock Option Grants and Election Form" and attached below is the Sonus Networks, Inc. Form of Promise to Grant Stock Options Pursuant to the Offer to Exchange Outstanding Stock Options, dated October 16, 2002, as amended.